UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 17, 2022

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.

Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2022, Mr. Craig Dunham notified LightPath Technologies, Inc. (the “Company,” “we,” “us,” or “our”) of his resignation as a director effective immediately. Mr. Dunham has served as one of the Company’s directors since 2016. Mr. Dunham’s departure is not due to any disagreement with the Company. As disclosed in the Company’s Definitive Proxy Statement filed on Schedule 14A on September 26, 2022, Mr. Dunham had elected to defer receipt of certain vested restricted stock unit shares until after leaving the Board of Directors. These restricted stock unit shares were awarded as part of his annual director compensation beginning in 2014, including compensation he received as a consultant to the Board of Directors; the related compensation expense was recognized in the Company’s financial statements each period as the compensation was earned and the shares were included in the weighted average diluted number of shares used to calculate the Company’s earnings per share, as appropriate. Accordingly, Mr. Dunham will be issued 278,863 shares of the Company’s Class A Common Stock.

On November 23, 2022, Mr. Sohail Khan also notified the Company of his resignation as a director effective immediately. Mr. Khan has served as one of the Company’s directors since 2005. Mr. Khan’s departure is not due to any disagreement with the Company. As disclosed in the Company’s Definitive Proxy Statement filed on Schedule 14A on September 26, 2022, Mr. Khan had elected to defer receipt of certain vested restricted stock unit shares until after leaving the Board of Directors. These restricted stock unit shares were awarded as part of his annual director compensation beginning in 2005; the related compensation expense was recognized in the Company’s financial statements each period as the compensation was earned and the shares were included in the weighted average diluted number of shares used to calculate the Company’s earnings per share, as appropriate. Accordingly, Mr. Khan will be issued 503,309 shares of the Company’s Class A Common Stock.

LightPath’s Chairman of the Company’s Board of Directors, Louis Leeburg, along with the other directors and the executive management team recognize Mr. Dunham and Mr. Khan’s dedication and many contributions to the Company and wish them well in their future endeavors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 17, 2022, the Company held its Annual Meeting of Stockholders (the “Meeting”). A total of 27,071,929 shares of Class A common stock were issued and outstanding as of the record date of the Meeting, September 21, 2022, and a total of 16,959,654 shares of Class A common stock were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals, as described in greater detail in our Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on September 26, 2022 (the “Proxy Statement”) were voted on at the Meeting:

Proposal 1 – To elect Class I directors to the Company’s Board of Directors. Our stockholders duly elected Dr. Menaker and Ms. Peck by at least a plurality of the votes cast, to serve until his or her successor is elected and qualified or until his earlier resignation or removal. The results of the voting were as follows:

	For	Withheld	Broker Non-Votes
Joseph Menaker	8,712,179	1,899,144	6,348,331
Darcie Peck	10,225,443	385,880	6,348,331

2

Proposal 2 – To approve an amendment to the Omnibus Plan (the “Plan”) to increase the shares available for future grants under the Plan Our stockholders approved such amendment to the Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
9,671,495	843,641	96,187	6,348,331

Proposal 3 – To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in the Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K. Our stockholders approved, on a non-binding, advisory basis, the executive compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
8,459,981	1,902,382	248,960	6,348,331

Proposal 4 – To ratify the selection of MSL, P.A. as the Company’s independent registered public accounting firm. Our stockholders ratified the selection of MSL, P.A. as our independent registered public accounting firm. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
16,596,828	341,343	21,483	0

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: November 23, 2022	By:	/s/ Albert Miranda
Albert Miranda, Chief Financial Officer

4